CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 16 to the registration statement on Form N-1A (the "registration statement") of our report dated December 17, 1998, relating to the financial statements and financial highlights appearing in the October 31, 1998 Annual Report to Shareholders of U.S. Global Accolades Funds, which financial statements and financial highlights are also incorporated by reference into the Registration Statement. We also consent to the references to our firm under the heading "Financial Highlights" with respect to Bonnel Growth Fund for the fiscal years ended September 30, 1995, 1996, 1997 and the fiscal years ended October 31, 1997 and October 31, 1998; with respect to Regent Eastern European Fund for the fiscal years ended October 31, 1997 and 1998; and with respect to Megatrends Fund for the fiscal year ended June 30, 1997 and the fiscal years ended October 31, 1997 and 1998.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts

February 24, 2000